UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 17, 2020

AMAZING ENERGY OIL AND GAS, CO.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-52392
(Commission File No.)

5700 W. Plano Pkwy, Suite 3600
Plano, Texas 75093
(Address of principal executive offices and Zip Code)

(855) 448-1922
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 17, 2020, Willard McAndrew, III resigned, effective immediately, as the President and CEO of Amazing Energy Oil and Gas, Co. (“Amazing” or the “Company”), and as an officer, director and/or manager of any and all subsidiaries of the Company. Mr. McAndrew has also resigned from the Company’s Board of Directors (the “Board”).

On April 20, 2020 Benjamin Jacobson III resigned, effective immediately, as the Chief Financial Officer of the Company.

On April 23, 2020 Anna Karlsen provided her notice of resignation as the Company’s Secretary; effective as of April 24, 2020.

The Company’s ongoing day to day operations are being managed by the Board.

Mr. McAndrew, by virtue of his former position as a Director of the Company, will be provided with a copy of the disclosures made herein and afforded the opportunity to provide the Company with written notice of any disagreements he has with respect to these disclosures. Any written notice the Company receives from Mr. McAndrew, which disagrees with the disclosures made herein, will be filed as an exhibit to an amendment to this 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 23rd day of April, 2020.

AMAZING ENERGY OIL AND GAS, CO.

BY:	/s/ Anna Karlsen
Anna Karlsen, Secretary